Exhibit 99.1

Box Reports Record Revenue of $608.4 Million for Fiscal Year 2019, Up 20% Year-Over-Year, and Delivers Positive Cash Flow from Operations and Free Cash Flow for Fiscal Year 2019

•	Fourth Quarter Revenue of $163.7 Million, Up 20 Percent Year-Over-Year
•	Fourth Quarter Billings of $237.7 Million, Up 16 Percent Year-Over-Year
•	Fourth Quarter GAAP Net Loss Per Share was $0.14
•	Fourth Quarter Non-GAAP Net Income Per Share of $0.06; First Ever Quarter of Positive Non-GAAP Net Income Per Share
•	Fourth Quarter Cash Flow from Operations of $31.3 Million, Up $8.8 Million Year-Over-Year
•	Fourth Quarter Free Cash Flow of $21.0 Million, Up $8.8 Million Year-Over-Year

REDWOOD CITY, Calif. – February 27, 2019 – Box, Inc. (NYSE:BOX), a leader in cloud content management, today announced financial results for the fiscal fourth quarter and full fiscal year 2019, which ended January 31, 2019.

“In fiscal 2019, we made progress in our transition to solution selling as demonstrated by strong add-on product attach rates and solid growth in six-figure deals throughout the year,” said Aaron Levie, co-founder and CEO of Box. “While our Q4 billings results were below our expectations -- driven by underperformance in EMEA and longer sales cycles for some seven-figure deals -- we are encouraged by overall customer momentum and demand for cloud content management. Looking to FY20, we are confident that our leadership position enables us to disrupt the legacy content management market and help our customers accelerate their digital transformation.”

“In the fourth quarter, we continued to drive operational efficiencies, including achieving our first quarter of non-GAAP profitability,” said Dylan Smith, co-founder and CFO of Box. “We remain focused on long-term growth on our path to a billion dollars in revenue and beyond, while driving continued leverage in our business model and targeting our first full year of non-GAAP profitability in FY20.”

Adoption of the New Revenue Recognition Standard – ASC Topic 606

Box adopted the new revenue recognition accounting standard Accounting Standards Codification Topic 606 (“ASC 606”) on a modified retrospective basis, effective February 1, 2018. Financial results for reporting periods in Box’s fiscal year ending January 31, 2019 are presented in compliance with the new revenue recognition standard. Historical financial results for reporting periods prior to fiscal year 2019 are presented in conformity with amounts previously disclosed under the prior revenue recognition standard Accounting Standards Codification Topic 605 (“ASC 605”). This press release includes additional information regarding Box’s financial results for the quarter and fiscal year ended January 31, 2019 under ASC 605 for comparison to the prior year.

Fiscal Fourth Quarter 2019 Financial Highlights

•

Revenue for the fourth quarter of fiscal year 2019 was a record $163.7 million, an increase of 20% (ASC 606 in fiscal year 2019 compared to ASC 605 in fiscal year 2018) and 21% (ASC 605 in fiscal year 2019 compared to ASC 605 in fiscal year 2018) from the fourth quarter of fiscal year 2018.

•	Deferred revenue as of January 31, 2019 was $375.0 million, an increase of 17% (ASC 606 to ASC 605 and ASC 605 to ASC 605) from the fourth quarter of fiscal year 2018.
•	Billings for the fourth quarter of fiscal year 2019 were $237.7 million, an increase of 16% (ASC 606 to ASC 605 and ASC 605 to ASC 605) from the fourth quarter of fiscal year 2018.
•

GAAP operating loss in the fourth quarter of fiscal year 2019 was $21.7 million, or 13% of revenue (ASC 606), and $26.4 million, or 16% of revenue (ASC 605). This compares to GAAP operating loss of $32.5 million, or 24% of revenue, in the fourth quarter of fiscal year 2018.

•

Non-GAAP operating income in the fourth quarter of fiscal year 2019 was $8.5 million, or 5% of revenue (ASC 606), and $3.8 million, or 2% of revenue (ASC 605). This compares to a non-GAAP operating loss of $7.5 million, or 5% of revenue, in the fourth quarter of fiscal year 2018.

•

GAAP net loss per share, basic and diluted, in the fourth quarter of fiscal year 2019 was $0.14 (ASC 606) and $0.17 (ASC 605) on 144 million weighted average shares outstanding. This compares to a GAAP net loss per share of $0.24 in the fourth quarter of fiscal year 2018 on 137 million weighted average shares outstanding.

•

Non-GAAP net income per share, diluted, in the fourth quarter of fiscal year 2019 was $0.06 (ASC 606) and $0.03 (ASC 605) on 150 million weighted average diluted shares outstanding. This compares to non-GAAP net loss per share of $0.06 in the fourth quarter of fiscal year 2018.

•

Net cash provided by operating activities in the fourth quarter of fiscal year 2019 totaled $31.3 million. This compares to net cash provided by operating activities of $22.5 million in the fourth quarter of fiscal year 2018.

•	Free cash flow in the fourth quarter of fiscal year 2019 was positive $21.0 million. This compares to positive $12.1 million in the fourth quarter of fiscal year 2018.

Fiscal Year 2019 Financial Highlights

•

Revenue in fiscal year 2019 was a record $608.4 million, an increase of 20% (ASC 606 in fiscal year 2019 compared to ASC 605 in fiscal year 2018) and 22% (ASC 605 in fiscal year 2019 compared to ASC 605 in fiscal year 2018) from fiscal year 2018.

•	Billings for fiscal year 2019 were $672.9 million, an increase of 15% (ASC 606 to ASC 605 and ASC 605 to ASC 605) from fiscal year 2018.
•

GAAP operating loss in fiscal year 2019 was $134.2 million, or 22% of revenue (ASC 606), and $146.1 million, or 24% of revenue (ASC 605). This compares to GAAP operating loss of $154.0 million, or 30% of revenue, in fiscal year 2018.

•

Non-GAAP operating loss in fiscal year 2019 was $14.9 million, or 2% of revenue (ASC 606), and $26.8 million, or 4% of revenue (ASC 605). This compares to a non-GAAP operating loss of $56.0 million, or 11% of revenue, in fiscal year 2018.

•

GAAP net loss per share, basic and diluted, in fiscal year 2019 was $0.95 (ASC 606) and $1.04 (ASC 605) on 141 million weighted average shares outstanding. This compares to a GAAP net loss per share of $1.16 in fiscal year 2018 on 134 million weighted average shares outstanding.

•	Non-GAAP net loss per share, diluted, in fiscal year 2019 was $0.12 (ASC 606) and $0.21 (ASC 605). This compares to non-GAAP net loss per share of $0.43 in fiscal year 2018.
•	Net cash provided by operating activities in fiscal year 2019 totaled $55.3 million. This compares to net cash provided by operating activities of $35.4 million in fiscal year 2018.
•	Free cash flow in fiscal year 2019 was positive $13.8 million. This compares to positive $7.5 million in fiscal year 2018.

For more information on the non-GAAP financial measures and key metrics discussed in this press release, please see the section titled, “About Non-GAAP Financial Measures and Other Key Metrics,” and the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures at the end of this press release.

Business Highlights since Last Earnings Release

•

Grew paying customer base to more than 92,000 organizations, including new or expanded deployments with leading enterprises such as Allina Health System, Intuit, Live Nation, MGM Studios, Red Robin International, Inc., Silicon Valley Bank, ServiceNow, State Street, and Vistra Energy.

•	Announced the general availability of the Box for G Suite Integration, giving customers the power to create and manage Google Docs, Sheets, and Slides from within Box.
•	Announced the general availability of Box Skills Kit, enabling enterprise customers, third party developers, and system integrators to build custom AI integrations with Box.
•	Launched an expanded integration with VMware, powering a more seamless and efficient experience for customers to work with content in Box Drive on VMware App Volumes.
•	Announced the general availability of the Box and ServiceNow integration, allowing customers to build content-related workflows on the ServiceNow Platform.
•	Introduced new Box Sidebar Element and Box Platform developer tools to simplify the application development experience.
•	Announced a new, dedicated UK Zone as an expansion of Box’s data residency offering, Box Zones.
•	Recognized as a 2019 Gartner Peer Insights Customers' Choice for Content Services Platforms.
•	Recognized as one of FORTUNE’S 100 Best Companies to Work For for 2019.
•	Welcomed Lakshmi Hanspal as Box’s Chief Information Security Officer, leading Box’s cyber security practice, security operations, and data and platform protection.

Outlook

•

Q1 FY20 Guidance: Revenue is expected to be in the range of $161 million to $162 million. GAAP and non-GAAP basic and diluted net loss per share are expected to be in the range of $0.29 to $0.28 and $0.06 to $0.05, respectively.  Weighted average basic and diluted shares outstanding are expected to be approximately 145 million.

•

Full Year FY20 Guidance: Revenue is expected to be in the range of $700 million to $704 million. GAAP basic and diluted net loss per share are expected to be in the range of $1.06 to $1.02. Non-GAAP basic and diluted net (loss) income per share are expected to be in the range of $(0.03) to $0.01. The weighted average basic and diluted shares outstanding are expected to be approximately 148 million and 156 million, respectively.

All forward-looking non-GAAP financial measures contained in this section titled “Outlook” exclude estimates for stock-based compensation expense, intangible assets amortization, and as applicable, certain legal settlement and related costs. Box has provided a reconciliation of GAAP to non-GAAP net income (loss) per share guidance at the end of this press release.

Webcast and Conference Call Information

Box’s management team will host a conference call today beginning at 2:00 PM (PT) / 5:00 PM (ET) to discuss Box’s financial results, business highlights and future outlook. A live audio webcast of this call will be available through Box’s Investor Relations website at www.box.com/investors for a period of 90 days after the date of the call.

The access details for the live conference call are:

+ 1-833-231-7240 (U.S. and Canada), conference ID: 7075752
+ 1-647-689-4084 (international), conference ID: 7075752

A telephonic replay of the call will be available approximately two hours after the call and will run for one week. The replay can be accessed by dialing:
+ 1-800-585-8367 (U.S. and Canada), conference ID: 7075752
+ 1-416-621-4642 (international), conference ID: 7075752

Box has used, and intends to continue to use, its Investor Relations website (www.box.com/investors), as well as certain Twitter accounts (@box, @levie and @boxincir), as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Information on or that can be accessed through Box’s Investor Relations website, these Twitter accounts, or that is contained in any website to which a hyperlink is provided herein is not part of this press release, and the inclusion of Box’s Investor Relations website address, these Twitter accounts, and any hyperlinks are only inactive textual references.

This press release, the financial tables, as well as other supplemental information including the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures, are also available on Box’s Investor Relations website. Box also provides investor information, including news and commentary about Box’s business and financial performance, Box’s filings with the Securities and Exchange Commission, notices of investor events and Box’s press and earnings releases, on Box’s Investor Relations website.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding Box’s expectations regarding the size of its market opportunity, expectations regarding its leadership position in cloud content management market, the demand for its products, its ability to scale its business and drive operating efficiencies, its ability to achieve its revenue target of $1 billion, expectations regarding its ability to achieve profitability on a quarterly or ongoing basis, its expectations regarding free cash flow, the timing of recent and planned product introductions and enhancements, the short- and long-term success, market adoption and retention, capabilities, and benefits of such product introductions and enhancements, and the success of strategic partnerships, as well as expectations regarding its revenue, gross margin, GAAP and non-GAAP net income (loss) per share, the related components of GAAP and non-GAAP net income (loss) per share, and weighted average outstanding share count expectations for Box’s fiscal first quarter and full fiscal year 2020 in the section titled “Outlook” above. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: (1) adverse changes in general economic or market conditions; (2) delays or reductions in information technology spending; (3) factors related to Box’s highly competitive market, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by Box’s current or future competitors; (4) the development of the cloud content management market; (5) the risk that Box’s customers do not renew their subscriptions, expand their use of Box’s services, or adopt new products offered by Box; (6) Box’s ability to provide timely and successful enhancements, new features, integrations and modifications to its platform and services; (7) actual or perceived security vulnerabilities in Box’s services or any breaches of Box’s security controls; and (8) Box’s ability to realize the expected benefits of its third-party partnerships.

Additional information on potential factors that could affect Box’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings Box makes with the Securities and Exchange Commission from time to time, including the Quarterly Report on Form 10-Q filed for the fiscal quarter ended October 31, 2018. These documents are available on the SEC Filings section of Box’s Investor Relations website located at www.box.com/investors. Box does not assume any obligation to update the forward-looking statements contained in this press release to reflect events that occur or circumstances that exist after the date on which they were made.

About Non-GAAP Financial Measures and Other Key Metrics

To supplement Box’s consolidated financial statements, which are prepared and presented in accordance with GAAP, Box provides investors with certain non-GAAP financial measures and other key metrics, including non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share, billings and free cash flow. The presentation of these non-GAAP financial measures and key metrics is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures and key metrics, please see the reconciliation of these non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures at the end of this press release.

Box uses these non-GAAP financial measures and key metrics for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Box’s management believes that these non-GAAP financial measures and key metrics provide meaningful supplemental information regarding Box’s performance by excluding certain expenses that may not be indicative of Box’s recurring core business operating results. Box believes that both management and investors benefit from referring to these non-GAAP financial measures and key metrics in assessing Box’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures and key metrics also facilitate management's internal comparisons to Box’s historical performance as well as comparisons to Box’s competitors' operating results. Box believes these non-GAAP financial measures and key metrics are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by Box’s institutional investors and the analyst community to help them analyze the health of Box’s business.

A limitation of non-GAAP financial measures and key metrics is that they do not have uniform definitions. Further, Box’s definitions will likely differ from the definitions used by other companies, including peer companies, and therefore comparability may be limited. Thus, Box’s non-GAAP financial measures and key metrics should be considered in addition to, and not as a substitute for, or in isolation from, measures prepared in accordance with GAAP. Additionally, in the case of stock-based compensation expense, if Box did not pay a portion of compensation in the form of stock-based compensation expense, the cash salary expense included in cost of revenue and operating expenses would be higher, which would affect Box’s cash position.

Non-GAAP operating income (loss) and non-GAAP operating margin. Box defines non-GAAP operating income (loss) as operating loss excluding expenses related to stock-based compensation (“SBC”), intangible assets amortization, and as applicable, other special items. Non-GAAP operating margin is defined as non-GAAP operating income (loss) divided by revenue. Although SBC is an important aspect of the compensation of Box’s employees and executives, determining the fair value of certain of the stock-based instruments Box utilizes involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock options, which is an element of Box’s ongoing stock-based compensation expense, is determined using a complex formula that incorporates factors, such as market volatility, that are beyond Box’s control. For restricted stock unit awards, the amount of stock-based compensation expenses is not reflective of the value ultimately received by the grant recipients. Management believes it is useful to exclude SBC in order to better understand the long-term performance of Box’s core business and to facilitate comparison of Box’s results to those of peer companies. Management also views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s developed technology and trade names, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period. Box further excludes expenses related to certain litigation because they are considered by management to be special items outside Box’s core operating results.

Non-GAAP net income (loss) and non-GAAP net income (loss) per share. Box defines non-GAAP net income (loss) as GAAP net income (loss) excluding expenses related to SBC, intangible assets amortization, and as applicable, other special items. Box defines non-GAAP net income (loss) per share as non-GAAP net income (loss) divided by the weighted average outstanding shares.

Billings. Billings reflect, in any particular period, (1) sales to new customers, plus (2) subscription renewals and (3) expansion within existing customers, and represent amounts invoiced for all products and professional services. Box calculates billings for a period by adding changes in deferred revenue and contract assets in that period to revenue. Box believes that billings help investors better understand sales activity for a particular period, which is not necessarily reflected in revenue as a result of the fact that Box recognizes subscription revenue ratably over the subscription term. Box considers billings a significant performance measure and, after adjusting for any shifts in relative payment frequencies, a leading indicator of future revenue. Box monitors billings to manage the business, make planning decisions, evaluate performance and allocate resources. Box believes that billings offers valuable supplemental information regarding the performance of the business and will help investors better understand the sales volumes and performance of the business. Although Box considers billings to be a significant performance measure, Box does not consider it to be a non-GAAP financial measure given that it is calculated using exclusively revenue, deferred revenue, and contract assets, all of which are financial measures calculated in accordance with GAAP.

Free cash flow. Box defines free cash flow as cash flows from operating activities less purchases of property and equipment, principal payments of capital lease obligations, capitalized internal-use software costs, and other items that did not or are not expected to require cash settlement and that management considers to be outside of Box’s core business. Box specifically identifies adjusting items in the reconciliation of GAAP to non-GAAP financial measures. Prior to the adoption of Accounting Standards Update 2016-18, Restricted Cash, historically, these adjusting items include the use and release of restricted cash to guarantee a significant letter of credit for Box's Redwood City headquarters. Box considers free cash flow to be a profitability and liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can possibly be used for investing in Box's business and strengthening its balance sheet, but it is not intended to represent the residual cash flow available for discretionary expenditures. The presentation of non-GAAP free cash flow is also not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.

The accompanying tables have more details on the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures.

About Box

Box (NYSE:BOX) is the cloud content management company that empowers enterprises to revolutionize how they work by securely connecting their people, information and applications. Founded in 2005, Box powers more than 92,000 businesses globally, including AstraZeneca, General Electric, P&G, and The GAP. Box is headquartered in Redwood City, CA, with offices across the United States, Europe and Asia. To learn more about Box, visit http://www.box.com.

Contacts

Investors:

Alice Kousoum Lopatto and Elaine Gaudioso

+1 650-209-3467

ir@box.com

Media:

Denis Roy and Rachel Levine

+1 650-543-6926
press@box.com

BOX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

	January 31,		January 31,
	2019	*	2018	**
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$217,518		$208,076
Accounts receivable, net	175,130		162,133
Prepaid expenses and other current assets	14,223		11,391
Deferred commissions	21,683		17,589
Total current assets	428,554		399,189
Property and equipment, net	137,703		123,977
Intangible assets, net	—		24
Goodwill	18,740		16,293
Restricted cash	238		350
Deferred commissions, non-current	53,880		8,330
Other long-term assets	11,046		5,403
Total assets	$650,161		$553,566
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,431		$17,036
Accrued compensation and benefits	34,484		37,707
Accrued expenses and other current liabilities	27,708		26,198
Capital lease obligations	28,317		18,844
Deferred revenue	353,590		291,902
Deferred rent	3,670		2,280
Total current liabilities	463,200		393,967
Debt, non-current	40,000		40,000
Capital lease obligations, non-current	44,597		26,980
Deferred revenue, non-current	21,451		29,021
Deferred rent, non-current	45,034		45,882
Other long-term liabilities	4,474		2,748
Total liabilities	618,756		538,598
Stockholders’ equity:
Common stock (1)	14		13
Additional paid-in capital	1,166,443		1,054,932
Treasury stock	(1,177)		(1,177)
Accumulated other comprehensive income	23		288
Accumulated deficit	(1,133,898)		(1,039,088)
Total stockholders’ equity	31,405		14,968
Total liabilities and stockholders' equity	$650,161		$553,566

(1)	As of January 31, 2019, there were 144,311 shares of Box’s Class A common stock outstanding.

*	As reported under ASC Topic 606
**	As reported under ASC Topic 605

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended				Fiscal Year Ended
	January 31,				January 31,
	2019	*	2018	**	2019	*	2018	**
Revenue	$163,713		$136,675		$608,386		$506,142
Cost of revenue(1)(2)	47,197		35,276		173,594		135,248
Gross profit	116,516		101,399		434,792		370,894
Operating expenses:
Research and development(2)	41,362		34,403		163,750		136,791
Sales and marketing(1)(2)	73,738		77,715		312,210		303,319
General and administrative(1)(2)	23,110		21,768		93,069		84,805
Total operating expenses	138,210		133,886		569,029		524,915
Loss from operations	(21,694)		(32,487)		(134,237)		(154,021)
Interest expense, net	(108)		(211)		(316)		(1,013)
Other income, net	2,582		229		1,339		789
Loss before provision for income taxes	(19,220)		(32,469)		(133,214)		(154,245)
Provision for income taxes	474		196		1,398		715
Net loss	$(19,694)		$(32,665)		$(134,612)		$(154,960)
Net loss per share, basic and diluted	$(0.14)		$(0.24)		$(0.95)		$(1.16)
Weighted-average shares used to compute net loss per share, basic and diluted	143,703		136,566		141,351		133,932

(1) Includes intangible assets amortization as follows:

	Three Months Ended				Fiscal Year Ended
	January 31,				January 31,
	2019		2018		2019		2018
Cost of revenue	$—		$—		$—		$365
Sales and marketing	—		—		9		—
General and administrative	—		38		15		154
Total intangible assets amortization	$—		$38		$24		$519

(2) Includes stock-based compensation expense as follows:

	Three Months Ended				Fiscal Year Ended
	January 31,				January 31,
	2019		2018		2019		2018
Cost of revenue	$3,785		$2,797		$14,065		$10,742
Research and development	11,521		9,314		45,189		37,733
Sales and marketing	9,163		7,860		36,864		31,742
General and administrative	5,741		4,978		23,178		17,268
Total stock-based compensation	$30,210		$24,949		$119,296		$97,485

*	As reported under ASC Topic 606
**	As reported under ASC Topic 605

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Three Months Ended				Fiscal Year Ended
	January 31,				January 31,
	2019	*	2018 (as adjusted)	**	2019	*	2018 (as adjusted)	**
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(19,694)		$(32,665)		$(134,612)		$(154,960)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	11,643		10,862		46,320		40,112
Stock-based compensation expense	30,210		24,949		119,296		97,485
Amortization of deferred commissions	5,092		5,725		17,323		21,476
(Gain) loss on disposal of property and equipment	(1)		—		585		—
Gain on investment in strategic equity securities	(2,035)		—		(2,035)		—
Other	17		(18)		4		(101)
Changes in operating assets and liabilities
Accounts receivable	(69,416)		(66,265)		(12,415)		(42,020)
Deferred commissions	(14,504)		(12,898)		(37,561)		(26,133)
Prepaid expenses and other assets	(416)		756		(4,999)		(2,441)
Accounts payable	1,901		2,431		1,655		6,900
Accrued expenses and other liabilities	14,442		21,651		(2,714)		12,930
Deferred rent	293		72		542		3,204
Deferred revenue	73,800		67,917		63,932		78,939
Net cash provided by operating activities	31,332		22,517		55,321		35,391
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(2,195)		(7,022)		(14,808)		(11,822)
Capitalized internal-use software costs	(1,418)		—		(2,761)		—
Proceeds from sale of property and equipment	—		76		2		107
Sales of strategic equity securities	1,874		—		1,874		—
Acquisitions	—		—		(458)		—
Net cash used in investing activities	(1,739)		(6,946)		(16,151)		(11,715)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings, net of borrowing costs	—		39,930		—		39,930
Principal payments on borrowings	—		(40,000)		—		(40,000)
Proceeds from exercise of stock options	1,350		5,123		16,326		14,538
Proceeds from issuances of common stock under employee stock purchase plan	—		—		21,861		17,521
Employee payroll taxes paid related to net share settlement of restricted stock units	(6,923)		(8,557)		(43,824)		(34,776)
Payments of capital lease obligations	(6,738)		(3,359)		(23,930)		(16,052)
Acquisition related contingent consideration	—		—		—		(991)
Net cash used in financing activities	(12,311)		(6,863)		(29,567)		(19,830)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	132		318		(273)		408
Net increase in cash, cash equivalents, and restricted cash	17,414		9,026		9,330		4,254
Cash, cash equivalents, and restricted cash, beginning of period	200,342		199,400		208,426		204,172
Cash, cash equivalents, and restricted cash, end of period	$217,756		$208,426		$217,756		$208,426

*	As reported under ASC Topic 606
**	As reported under ASC Topic 605 and adjusted due to the adoption of ASU 2016-18

BOX, INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA

(In Thousands, Except Per Share Data and Percentages)

(Unaudited)

	Three Months Ended			Fiscal Year Ended
	January 31,			January 31,
	2019 *	2018	**	2019 *	2018	**
GAAP operating loss	$(21,694)	$(32,487)		$(134,237)	$(154,021)
Stock-based compensation	30,210	24,949		119,296	97,485
Intangible assets amortization	—	38		24	519
Non-GAAP operating income (loss)	$8,516	$(7,500)		$(14,917)	$(56,017)

GAAP operating margin	(13)%	(24)%		(22)%	(30)%
Stock-based compensation	18	19		20	19
Intangible assets amortization	—	—		—	—
Non-GAAP operating margin	5%	(5)%		(2)%	(11)%

GAAP net loss	$(19,694)	$(32,665)		$(134,612)	$(154,960)
Stock-based compensation	30,210	24,949		119,296	97,485
Intangible assets amortization	—	38		24	519
Gain on investment in strategic equity securities	(2,035)	—		(2,035)	—
Non-GAAP net income (loss)	$8,481	$(7,678)		$(17,327)	$(56,956)

GAAP net loss per share, basic and diluted	$(0.14)	$(0.24)		$(0.95)	$(1.16)
Stock-based compensation	0.21	0.18		0.84	0.73
Intangible assets amortization	—	—		—	—
Gain on investment in strategic equity securities	(0.01)	—		(0.01)	—
Non-GAAP net income (loss) per share, basic	$0.06	$(0.06)		$(0.12)	$(0.43)
Non-GAAP net income (loss) per share, diluted	$0.06	$(0.06)		$(0.12)	$(0.43)
Weighted-average shares used to compute GAAP net loss per share, basic and diluted	143,703	136,566		141,351	133,932
Weighted-average shares used to compute Non-GAAP net income (loss) per share
Basic	143,703	136,566		141,351	133,932
Diluted	150,009	136,566		141,351	133,932

Net cash provided by operating activities	$31,332	$22,517	***	$55,321	$35,391	***
Purchases of property and equipment	(2,195)	(7,022)		(14,808)	(11,822)
Payments of capital lease obligations	(6,738)	(3,359)		(23,930)	(16,052)
Capitalized internal-use software costs	(1,418)	—		(2,761)	—
Free cash flow	$20,981	$12,136	***	$13,822	$7,517	***
Net cash used in investing activities	$(1,739)	$(6,946)		$(16,151)	$(11,715)
Net cash used in financing activities	$(12,311)	$(6,863)		$(29,567)	$(19,830)

*	As reported under ASC Topic 606
**	As reported under ASC Topic 605
***	Adjusted due to the adoption of ASU 2016-18

BOX, INC.

RECONCILIATION OF GAAP REVENUE TO BILLINGS

(In Thousands)

(Unaudited)

	Three Months Ended				Fiscal Year Ended
	January 31,				January 31,
	2019	*	2018	**	2019	*	2018	**
GAAP revenue	$163,713		$136,675		$608,386		$506,142
Deferred revenue, end of period	375,041		320,923		375,041		320,923
Less: deferred revenue, beginning of period	(301,241)		(253,006)		(311,109)	***	(241,984)
Contract assets, beginning of period****	216		—		582		—
Less: contract assets, end of period****	(3)		—		(3)		—
Billings	$237,726		$204,592		$672,897		$585,081

*	As reported under ASC Topic 606
**	As reported under ASC Topic 605
***	Balance as of February 1, 2018 upon the adoption of ASC Topic 606
****	Contract assets are reported as part of accounts receivable upon the adoption of ASC Topic 606

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET (LOSS) INCOME PER SHARE GUIDANCE

(In Thousands, Except Per Share Data)

(Unaudited)

	For the Three Months Ended April 30, 2019	For the Year Ended January 31, 2020*
GAAP net loss per share range, basic and diluted	$(0.29-0.28)	$(1.06-1.02)
Stock-based compensation	0.23	1.03
Non-GAAP net (loss) income per share range, basic and diluted	$(0.06-0.05)	$(0.03)-0.01

Weighted-average shares used to compute GAAP net loss per share, basic and diluted	145,393	148,066
Weighted-average shares used to compute Non-GAAP net (loss) income per share
Basic	145,393	148,066
Diluted	145,393	155,821

*	For the fiscal year ended January 31, 2020, the guidance for non-GAAP net (loss) income per share is based on the basic and diluted weighted-average shares outstanding.